AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        SPORTS GROUP INTERNATIONAL, INC.

          Pursuant to the provisions of Sections 607.1006 and 607.1007 of the Florida Statutes, Sports Group International, Inc., a Florida corporation (the "Corporation"), hereby files the following Amended and Restated Articles of Incorporation. The initial Articles of Incorporation of the Company were filed on September 30, 1997.

FIRST:    The name of the Corporation is Sports Group International, Inc.

SECOND:   The  following  constitute   the  Amended  and  Restated  Articles  of
          Incorporation of the Corporation:

                            ARTICLE I. CORPORATE NAME

     The name of the Corporation shall be Sports Group International, Inc.

                               ARTICLE II. PURPOSE

     The Corporation shall be organized for any and all purposes authorized under the laws of the State of Florida.

                        ARTICLE III. PERIOD OF EXISTENCE

     The period during which the Corporation shall continue is perpetual.

                               ARTICLE IV. SHARES

     The total number of shares of stock which the Company shall have authority to issue shall be one hundred two million (102,000,000), divided as follows: (i) one hundred million (100,000,000) shares of Common Stock with a par value of $.001 per share, and (ii) two million (2,000,000) shares of Preferred Stock with a par value of $.001 per share, of which 575,000 are hereby designated Series A Preferred Stock ("Series A Preferred Stock") and 650,000 are hereby designated as Series B Preferred Stock.

     Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Company as hereinafter provided. Except with respect to the Series A Preferred Stock and Series B Preferred Stock which are described below, authority is hereby expressly granted to the Board of Directors of the Company
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to issue,  from time to time,  shares of Preferred  Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, if any including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Florida General Company Act. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any shares of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock unauthorized by and complying with the conditions of this Amended and Restated Certificate of the Company. The right, preferences, privileges and restrictions of the Series A Preferred Stock and Series B Preferred Stock shall be as follows:

A.   SERIES A PREFERRED STOCK.

     1. DESIGNATION AND INITIAL NUMBER. The Class of shares of Preferred Stock hereby classified shall be designated as "Series A Redeemable Convertible Secured Preferred Stock". The initial number of authorized shares of the Series A Preferred Stock shall be 575,000.

     2. DIVIDENDS. The dividend rate for the Series A Preferred Stock shall be ten percent (10%) per annum of the face value of $10.00 per share, and no more. Dividends on the Series A Stock shall be payable at the Holder's election either in cash or Series A Preferred Stock at face value beginning on June 1, 1999 and quarterly thereafter each calendar year. Dividends on shares of Series A Preferred Stock shall commence and accrue and shall cumulative from the date in which the Series A Preferred Stock is issued. No dividends shall be paid or set apart for payment on any shares ranking junior to the Series A Preferred Stock unless and until all accrued and unpaid dividends on the Series A Preferred Stock shall have been declared and paid or a sum sufficient for payment thereof set apart.

     3. LIQUIDATION OR DISSOLUTION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount per share equal to Ten Dollars ($10.00) per share (plus an amount equal to unpaid cumulative dividends) without Interest and no more, before any payment shall be made to the holders of any common stock or stock of the Company ranking junior to Series A Stock.

     4. SINKING FUND. The shares of Series A Preferred Stock may, at the discretion of the Board of Directors, be subject to the operation of a purchase, retirement or sinking fund.

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     5.   CONVERSION  PRIVILEGE.  The  holders  of shares of Series A  Preferred
Stock shall have the right at their option to convert their shares into common stock at any time after the date of issue, on and subject to the following terms and conditions:

          5.1 One share of Series A Stock may be converted into 13 1/3 shares of Common Stock at any time. A minimum of 1000 shares of Series A Preferred Stock must be converted with no maximum.

          5.2 No fraction of shares of stock of any class of the Company at any time authorized shall be Issuable upon any conversion of the Series A Preferred Stock. In lieu of any such fraction of a share, the person entitled to an interest in respect to such fraction shall be entitled to an additional share to round up the fraction to the next whole share.

          5.3 Any conversion of Series A Preferred Stock shall be made by the surrender to the Company, at the office of any Transfer Agent for the Series A Preferred Stock and at such other office or offices as the Board of Directors may designate, of the certificate or certificates representing the share or shares of Series A Preferred Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment be waived by the Company), together with a written request for conversion. All shares which may be issued upon conversion of shares of the Series A Preferred Stock shall upon issue be fully paid and non-assessable by the Company and free from all taxes, liens, charges and security Interests with respect to the issue thereof. The Company shall not however, be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that of the holder of the shares of the Series A Preferred Stock converted, and the Company shall not be required to issue or deliver any such share unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          5.4 All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease except only the right to the holders hereof to receive Common Stock in exchange therefor. No payment or adjustment shall be made upon any Conversion on account of any dividends accrued on the shares of the Series A Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

     6. ADJUSTMENTS TO CONVERSION RATIO. The ratio for the conversion of Series A Preferred Stock into Common Stock (the "Conversion Ratio") shall be subject to adjustment from time to time as follows:

          6.1 In the event the Company should at any time or from time to time after the issuance of the Series A Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend

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
or other distribution payable in additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date (or the date of such dividend, distribution, split or subdivision, if no record date is fixed), the Conversion Ratio shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of each share of the Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares.

          6.2 If the number of shares of Common Stock outstanding at any time after the issuance of the Series A Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Ratio shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of each share of such Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

          6.3 OTHER DISTRIBUTIONS. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, or assets (excluding cash dividends), then, in each such case for the purpose of this subsection 6.3, the holder of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

          6.4 RECAPITALIZATION. If, at any time or from time to time there shall be a recapitalization of the Common Stock (other then a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6), provisions shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of their Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Series A Preferred Stock Conversion Price then in effect and the number of shares purchasable upon conversion of Series A Preferred Stock) shall be applicable after the event as nearly equivalent as may be practicable.

          6.5 NO IMPAIRMENT. The Company will not by amendment of its Certificate of the Company or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

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
          6.6  NO FRACTIONAL SHARES AND CERTIFICATES AS TO ADJUSTMENTS.

               (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio at the time in effect and (C) the number of shares of Common Stock and the amount if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

               (iii) If any adjustment in the number of shares of Common Stock into which each share of Series A Preferred Stock may be converted required pursuant to this Section 6 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible. All calculations under this paragraph (iii) shall be made to the nearest one-hundredth of a share.

          6.7 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, notice for specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          6.8 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and, if at any time a number of authorized but unissued shares of Common Stock shall not be sufficient to effect

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
the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          6.9 NOTICES. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

          6.10 MERGER, CONSOLIDATION. If at any time there is a merger or consolidation of the Company with or into another Company or other entity or person, or any other corporate reorganization; in which the Company shall not be the continuing or surviving entity of such merger, consolidation or reorganization, or the sale of all or substantially all of the Company's properties and. assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall be entitled to receive (on a per share basis), prior to any distribution to holders of Common Stock, the number of shares of stock or other securities or property to be issued to the Company or its stockholders resulting from such reorganization, merger, consolidation or sale in an amount per share equal to the applicable Liquidation Price for the Series A Preferred Stock plus a further amount equal to any dividends declared but unpaid on such shares.

     7. VOTING RIGHTS. Holders of shares of Series A Preferred Stock shall have a general right to vote and shall be entitled to notice of the meetings of the stockholders of the Company, and to participate in such meetings. At general meetings of the stockholders, Holders of Series A Preferred Stock shall be entitled to thirteen and one-third (13 1/3) votes for each share of Series A Preferred Stock. Holders of shares of Series A Preferred Stock shall be permitted to special voting rights set forth in the following sub-paragraph 7.1 below.

          7.1 So long as any shares of the Series A Preferred Stock are outstanding, the Company shall not (a) without the affirmative vote of at least one-half of the votes entitled to be cast by all shares of the Series A Preferred Stock at the time outstanding amend or change any terms of the Series A Preferred Stock in Article IV of the Articles of Incorporation of the Company or other provisions of the Articles of Incorporation generally applicable to the Series A Preferred Stock, so as to affect materially and adversely any such terms; (b) without the affirmative vote of at least one- half of the vote entitled to be cast by shares of the Series A Preferred Stock at the time outstanding, (i) increase the authorized number of shares of Series A Preferred Stock in excess of 575,000; (ii) authorize shares of any other class of stock ranking on a parity with shares of Series A Preferred Stock as to dividends or assets; (iii) change the terms of the redemption feature of the Series A Preferred Stock, including the waiver of said feature; or (iv) change the conversion features of the Series A Preferred Stock.

     8. GENERAL PROVISIONS. In addition to the above provisions with respect to the Series A Preferred Stock, such Series A Preferred Stock shall be subject to and be entitled to the benefits of, the provisions set forth in the Company's Articles of Incorporation with respect to Preferred Stock generally.

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
B.   SERIES B PREFERRED STOCK.

     1. DESIGNATION AND INITIAL NUMBER. The Class of shares of Preferred Stock hereby classified shall be designated as "Series B Preferred Stock." The initial number of authorized shares of the Series B Preferred Stock shall be 650,000.

     2. DIVIDENDS. The dividend rate for the Series B Preferred Stock shall be ten percent (10%) per annum of the face value of $10.00 per share, and no more. Dividends on the Series B Preferred Stock shall be payable at the Holder's election either in cash or Series B Preferred Stock at face value beginning on June 1, 1999 and quarterly thereafter each calendar year. Dividends on shares of Series B Preferred Stock shall commence and accrue and shall be cumulative from the date in which the Series B Preferred Stock is issued. No dividends shall be paid or set apart for payment on any shares ranking junior to the Series B Preferred Stock unless and until all accrued and unpaid dividends on the Series B Preferred Stock shall have been declared and paid or a sum sufficient for payment thereof set apart. For purposes of this provision, the Series B Preferred Stock shall rank equal to the Series A Preferred Stock.

     3. LIQUIDATION OR DISSOLUTION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount per share equal to Ten Dollars ($10.00) per share (plus an amount equal to unpaid cumulative dividends) without interest and no more, before any payment shall be made to the holders of any common stock or stock of the Company ranking junior to Series B Stock. For purposes of this provision, the Series B Preferred Stock shall rank equal to the Series A Stock.

     4. SINKING FUND. The shares of Series B Preferred Stock may, at the discretion of the Board of Directors, be subject to the operation of a purchase, retirement or sinking fund.

     5. CONVERSION PRIVILEGE. The holders of shares of Series B Preferred Stock shall have the right at their option to convert their shares into common stock at any time after the date of issue, on and subject to the following terms and conditions:

          5.1 One share of Series B Preferred Stock may be converted into 10 shares of Common Stock at any time. A minimum of 1000 shares of Series B Preferred Stock must be converted with no maximum.

          5.2 No fraction of shares of stock of any class of the Company at any time authorized shall be issuable upon any conversion of the Series B Stock. In lieu of any such fraction of a share, the person entitled to an interest in respect to such fraction shall be entitled to an additional share to round up the fraction to the next whole share.

          5.3 Any conversion of Series B Preferred Stock shall be made by the surrender to the Company, at the office of any Transfer Agent for the Series B Preferred Stock and at such other office or offices as the Board of Directors

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may designate,  of the  certificate or  certificates  representing  the share or shares of Series B Preferred Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment be waived by the Company, together with a written request for conversion). All shares which may be issued upon conversion of shares of the Series B Preferred Stock shall upon issue be fully paid and non-assessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company shall not however, be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that of the holder of the shares of the Series B Preferred Stock converted, and the Company shall not be required to issue or deliver any such share unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          5.4 All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease except only the right to the holders thereof to receive Common Stock in exchange therefor. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of the Series B Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

     6. ADJUSTMENTS TO CONVERSION RATIO. The ratio for the conversion of Series B Preferred Stock into Common Stock (the "Conversion Ratio") shall be subject to adjustment from time to time as follows:

          6.1 In the event the Company should at any time or from time to time after the issuance of the Series B Preferred Stock fix a record date for the effectuation of a split or subdivision of tho outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date (or the date of such dividend, distribution, split or subdivision, if no record date is fixed), the Conversion Ratio shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of each share of the Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares.

          6.2 If the number of shares of Common Stock outstanding at any time after the issuance of the Series B Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Ratio shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of each share of such Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

          6.3 OTHER DISTRIBUTIONS. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness

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issued by the Company or other persons,  or assets  (excluding cash  dividends), then, in each such case for the purpose of this subsection 6.3, the holder of Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

          6.4 RECAPITALIZATION. If, at any time or from time to time there shall be a recapitalization of the Common Stock (other then a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6), provisions shall be made so that the holders of Series B Preferred Stock shall thereafter be entitled to receive upon conversion of their Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Series B Preferred Stock Conversion Price then in effect and the number of shares purchasable upon conversion of Series B Preferred Stock) shall be applicable after the event as nearly equivalent as may be practicable.

          6.5 NO IMPAIRMENT. The Company will not by amendment of its Certificate of the Company or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment

          6.6  NO FRACTIONAL SHARES AND CERTIFICATES AS TO ADJUSTMENTS.

               (i) No fractional shares shall be issued upon conversion of the Series B Preferred Stock and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment (B) the Conversion Ratio at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

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
               (iii) If any adjustment in the number of shares of Common Stock into which each share of Series B Preferred Stock may be converted required pursuant to this Section 6 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of Series B Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of Series B Preferred Stock is then convertible. All calculations under this paragraph (iii) shall be made to the nearest one-hundredth of a share.

          6.7 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, notice for specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          6.8 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          6.9 NOTICES. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

          6.10. MERGER, CONSOLIDATION. If at any time there is a merger or consolidation of the Company with or into another Company or other entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such merger, consolidation or reorganization, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series B Preferred Stock shall be entitled to receive (on a per share basis), prior to any distribution to holders of Common Stock, the

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
number of shares of stock or other securities or property to be issued to the Company or its stockholders resulting from such reorganization, merger, consolidation or sale in an amount per share equal to the applicable Liquidation Price for the Series B Preferred Stock plus a further amount equal to any dividends declared but unpaid on such shares.

     7. VOTING RIGHTS. Holders of shares of Series B Preferred Stock shall have a general right to vote and shall be entitled to notice of the meetings of the stockholders of the Company, and to participate in such meetings. At general meetings of the stockholders, Holders of Series B Preferred Stock shall be entitled to ten (10) votes for each share of Series B Stock. Holders of shares of Series B Preferred Stock shall be permitted to special voting rights set forth in the following sub- paragraph 7.1 below.

          7.1 So long as any shares of the Series B Preferred Stock are outstanding, the Company shall not (a) without the affirmative vote of at least one-half of the votes entitled to be cast by all shares of the Series B Preferred Stock at the time outstanding amend or change any terms of the Series B Preferred Stock in Article IV of the Articles of Incorporation of the Company or other provisions of the Articles of Incorporation generally applicable to the Series B Stock, so as to affect materially and adversely any such terms, (b) without the affirmative vote of at least one-half of the vote entitled to be cast by shares of the Series B Preferred Stock at the time outstanding, (i) increase the authorized number of shares of Series B Preferred Stock in excess of 650,000; (ii) authorize shares of any other class of stock ranking on a parity with shares of Series B Preferred Stock as to dividends or assets; or
(iii) change the conversion features of the Series B Preferred Stock.

     8. General Provisions. In addition to the above provisions with respect to the Series B Stock, such Series B Preferred Stock shall be subject to and be entitled to the benefits of, the provisions set forth in the Company's Articles of Incorporation with respect to the Preferred Stock generally.

                          ARTICLE V. PLACE OF BUSINESS

     The initial address of the principal place of business of this corporation in the State of Florida shall be 200 E. Robinson Street, Suite 450, Orlando, Florida 32801. The Board of Directors may at any time and from time to time move the principal place of this Corporation.

                       ARTICLE VI. DIRECTORS AND OFFICERS

     The number of directors of the Corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be less than one.

                    ARTICLE VII. DENIAL OF PREEMPTIVE RIGHTS

     No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the Board of Directors.

                        ARTICLE VIII. AMENDMENT OF BYLAWS

     Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the Corporation entitled to vote thereon.

                            ARTICLE IX. SHAREHOLDERS

     9.1 INSPECTION OF BOOKS. The Board of Directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

     9.2 CONTROL SHARE ACQUISITION. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

     9.3 QUORUM. The holders of shares entitled to one-third of the votes at a meeting of shareholders shall constitute a quorum.

                                   ARTICLE X.
             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its Bylaws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this Corporation against any continency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this Corporation's expense, policies of insurance.

                             ARTICLE XI. SUBSCRIBER

     ARTICLE DELETED.

                             ARTICLE XII. CONTRACTS

     No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this Corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                          ARTICLE XIII. RESIDENT AGENT

     The name and address of the resident agent of this Corporation is:

          CT Corporation System
          1200 S. Pine Island Road
          Plantation, Florida 33324

THIRD: The date of the adoption of these Amended and Restated Articles of Incorporation of the Corporation is December 7, 1999.

FOURTH:   Amended and Restated Articles of Incorporation [CHECK ONE]


[ ] The Amended and Restated Articles of Incorporation was approved by the shareholders. The number of votes cast for the Amended and Restated Articles of Incorporation was sufficient for approval.


[ ] The Amended and Restated Articles of Incorporation was approved by the shareholders through voting group.


[X] The Amended and Restated Articles of Incorporation was adopted by the board of directors without shareholder action and shareholder action was not required.(1,2)

----------
(1) The Corporation filed Articles of Amendment to its Articles of Incorporation on March 29, 1999 with the Florida Secretary of State to change its authorized capital and revise its number of directors. These Articles of Amendment were adopted by the Corporation's Board of Directors WITHOUT shareholder action. Since changing the Corporation's authorized capital in its Articles of Incorporation requires a shareholder vote approving such action under Florida law, the Articles of Amendment filed by the Corporation on March 29, 1999 with the Florida Secretary of State are invalid, and of no force and effect. Thus, the Articles of Amendment filed March 29, 1999 by the Corporation are ignored for purposes of these Amended and Restated Articles of Incorporation of the Corporation.

(2) The Corporation filed Articles of Amendment to its Articles of Incorporation on May 11, 1999 with the Florida Secretary of State. The second amendment in these Articles of Amendment amended the Fifth Article of the Corporation's Articles of Incorporation to read as follows: "The number of directors of the Corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be less than one." This amendment was intended to amend the Sixth Article of the Corporation's Articles of Incorporation, not the Fifth
     Article. These Amended and Restated Articles of Incorporation have corrected this previous error in the numbering of the Articles of Amendment filed May 11, 1999.

[ ] The Amended and Restated Articles of Incorporation was adopted by the incorporators without shareholder action and shareholder action was not required.

     Executed this 7th day of December, 1999.


     Signature: /s/ Kevin Blackwell
                ----------------------------------------
                Kevin Blackwell, President and Director

                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
                NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED

     Having been named to accept service of process for Sports Group International, Inc., a Florida corporation, at the place designated in these Restated Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).

     DATED: December 9, 1999.


                                        CT CORPORATION SYSTEMS


                                        By: /s/ Vickie M. Prince
                                            ------------------------------------
                                            Its: Authorized Person

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